EVOLUTION AI CORPORATION

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Evolution AI Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Evolution AI Corporation (“the Company”) as of December 31, 2017, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period from November 1, 2017 (inception) to December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from November 1, 2017 (inception) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not commenced principal operations, relies on outside funding from third parties, and has negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC

We have served as the Company’s auditor since 2018.

Spokane, Washington

October 24, 2018

F-2

Evolution AI Corporation

Balance Sheet

December 31, 2017
ASSETS
Current assets

Cash and cash equivalents	$5,840
Total current assets	5,840

Total Assets	$5,840

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities

Due to related parties	$45,100
Total current liabilities	45,100

Commitments and contingencies	-

Stockholders’ (deficit)

Common stock, $0.0001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2017.	-
Shares to be issued	33,290
Accumulated deficit	(72,550)
Total stockholders’ (deficit)	(39,260)

Total liabilities and stockholders’ (deficit)	$5,840

The accompanying notes are an integral part of these financial statements.

F-3

Evolution AI Corporation

Statement of Operations

For the
Period From November 1, 2017 (Inception)
To December 31, 2017

Revenue	$-
Cost of good sold	-
Gross Profit	-

Operating expenses:
Compensation	50,000
General and administrative	22,550

Total operating expenses	72,550

Net Operating Loss	(72,550)

Loss before provision for income taxes	(72,550)

Provision for income taxes	-

Net loss	$(72,550)

Net loss per share - basic and diluted	$-

Weighted average shares outstanding - basic and diluted	-

The accompanying notes are an integral part of these financial statements.

F-4

Evolution AI Corporation

Statement of Stockholders’ Deficit

			Shares		Total
	Common Stock		To Be	Accumulated	Stockholders’
	Shares	Amount	Issued	(Deficit)	(Deficit)

Balance, November 1, 2017 (Inception)	-	$-	$-	$-	$-

Shares to be issued			33,290		33,290
Net loss				(72,550)	(72,550)

Balance, December 31, 2017	-	$-	$33,290	$(72,550)	$(39,260)

The accompanying notes are an integral part of these financial statements.

F-5

Evolution AI Corporation

Statement of Cash Flows

For the
Period From November 1, 2017 (Inception)
To December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(72,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Due to related party	45,100

Net cash used in operating activities	(27,450)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shares to be issued	33,290

Net cash provided by financing activities	33,290

Net increase in cash and cash equivalents	5,840

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$5,840

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

F-6

Evolution AI Corporation

Notes to the Financial Statements

December 31, 2017

Note 1 - Organization and Basis of Operations

Evolution AI Corporation (“EAI”), a privately held Florida corporation, incorporated in November 2017, is an artificial intelligence technology company focused on the adaptation and development of hyper-realistic human animation technology to enable leading Artificial Intelligence platforms to interact with consumers in a relatable human form. EAI intends to develop a robust library of functional human faces, and human characters that will allow people to communicate with leading artificial intelligence platforms, just as they would expect to communicate with another human being.

EAI, which is also a licensee and subsequent to December 31, 2017 became a major shareholder of Pulse Evolution technology, recently acquired a robust portfolio of technology, acquired from the legendary visual effects company Digital Domain, representing substantially all of the technology developed in connection with launch and operation of Digital Domain’s Florida animation studio. With the benefit of both the Digital Domain animation and studio technology portfolio, and the market leading human animation technology licensed from Pulse Evolution Corporation, EAI is uniquely positioned to be a true pioneer in the globally significant industry that emerging through the deployment of artificially intelligent digital humans in society, commerce and education.

Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the financial statements, the Company had a stockholders’ deficit of $72,550 at December 31, 2017 and incurred a net loss for the period ended December 31, 2017 of $72,550. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued. In addition, the Company’s independent public accounting firm in its audit report to the financial statements expressed substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has not yet begun operations. The Company was formed with the intent to acquire and act as a holding company for various entities associated with and related through common ownership. There is a risk that the Company does not successfully execute the acquisition of these entities and as a result, does not begin principal operations.

Management estimates that the current funds on hand and raising capital through proceeds from the sale of common stock subscriptions will be sufficient to continue operations through 2018. The ability of the Company to continue as a going concern is dependent on the Company’s ability to execute its strategy and in its ability to raise additional funds. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash to operate its business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

F-7

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and equivalents include investments with initial maturities of six months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Deposits with these banks may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and, therefore, bear minimal risk. As of December 31, 2017, the Company had no cash equivalents.

Fair Value of Financial Instruments

The Company follows the Financial Accounting Standards Board (FASB) Accounting Standards Codification for disclosures about fair value of its financial instruments and to measure the fair value of its financial instruments. The FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of the fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and due to related parties, approximate their fair values because of the short maturity of these instruments.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

F-8

There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the period ended December 31, 2017.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at November 1, 2017. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company did not issue any stock or options for services or compensation for period ended December 31, 2017.

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, as such, we record the related expense based on the more reliable measurement of the services provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

Income (Loss) Per Share

Basic income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. For the period presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted ASU 2014-09 in the fourth quarter of 2017. The adoption of ASU 2014-09 is not expected to have a material impact on the Company’s financial statements and related disclosures.

F-9

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. The guidance in ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, and the guidance is to be applied using a full or modified retrospective approach. The Company has early adopted ASU 2017-11 in the fourth quarter of 2017. The adoption of ASU 2017-11 is not expected to have a material impact on the Company’s financial statements and related disclosures.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant date under ASC 718 and forgo revaluing the award after this date. The Company has chosen to early adopt this standard.

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

Note 3 - Stockholders’ Deficit

The Company is authorized to issue 1,000,000 shares of $0.0001 par value common stock. The Company has no common shares issued and outstanding as of December 31, 2017. In July 2018 the Company filed an amended and restated Articles of Incorporation which increased the authorized to issue to 50,000,000 shares of common stock, and changed the par value $0.001 per share.

In July 2018 the Company filed an amended and restated Articles of Incorporation which increased the authorized to issue to 20,000,000 shares of preferred stock, with a par value $0.001 per share.

F-10

Note 4 - Related Party Transactions

Advances from Related Party

From time to time, the CEO of the Company advanced funds to the Company for working capital purposes. Those advances are unsecured, non-interest bearing and due on demand. As of December 31, 2017 outstanding advances from related party aggregated to $100.

Accrued Payroll

During the period ended December 31, 2017 the Company accrued payroll in the aggregate of $45,000 for officer’s salaries.

Note 5 - Contingencies and Litigation

The Company may be involved in certain legal proceedings that arise from time to time in the ordinary course of its business. Except for income tax contingencies, the Company records accruals for contingencies to the extent that management concludes that the occurrence is probable and that the related amounts of loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred.

Note 6 - Income Tax Provision

The Company recorded a full valuation allowance for the period ended December 31, 2017. The Company files income tax returns in the United States (“Federal”) and Florida (“State”) jurisdictions. The Company is subject to Federal and State income tax examinations by tax authorities for the past three years.

At December 31, 2017, the Company had Federal and State net operating loss carry forwards available to offset future taxable income of approximately $23,000. These carry forwards will begin to expire in the year ending December 31, 2018, subject to IRS limitations, including change in ownership.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by a valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of our deferred tax assets, including recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carry-forward periods available to us for tax reporting purposes, and other relevant factors.

At December 31, 2017, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets of approximately $23,000 would not be realized. Accordingly, the Company has recorded a valuation allowance for 100% of its cumulative deferred tax assets.

As a result of the implementation of certain provisions of ASC 740-10, the Company had no previous tax filings and determined that there were no positions taken that it considered uncertain. Therefore, there were no unrecognized tax benefits as of December 31, 2017.

F-11

Future changes in the unrecognized tax benefit are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance. The Company estimates that the unrecognized tax benefit will not change within the next twelve months. The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its consolidated statements of operations. There are no interest or penalties accrued as of December 31, 2017.

Note 6 - Subsequent Events

Effective January 8, 2018, the Company began leasing approximately 1,335 square feet of general office space pursuant to a month to month lease with a rent of $1,891 per month.

On August 8, 2018, the Company entered into the Closing Share Exchange Agreement (Closing Agreement)and Joinder dated August 8, 2018  by and among the Company, and the acquirer, Recall Studios, Inc. (Recall) which operated to amend the Exchange Agreement in certain respects and to provide for the closing of the transactions contemplated therein .

Pursuant to the terms of the Closing Agreement, Recall agreed to acquire up to all of the issued and outstanding shares of common stock of the Company, representing 100% of the Company’s issued and outstanding shares of stock, from the Company Shareholders in exchange for the issuance of one share of the Recall’s Series X preferred stock for each 31.645 shares of the Company common stock issued and outstanding, with any fractional shares of Series X Stock issuable therefore being rounded to the nearest whole shares of Series X Stock, such that an aggregate of 1,000,000 shares of Series X Stock shall be issued for 100% of the issued and outstanding shares of stock of the Company, with each whole share of Series X Stock originally being convertible into 450 shares of the Recall’s common stock, resulting in an aggregate of 450,000,000 shares of Company common stock issuable upon conversion of all of the Series X Stock (prior to any adjustments as set forth in the Closing Agreement). As a result of the Exchange , The Company became a majority owned subsidiary of Recall. As of the closing date, the Recall owned approximately 99.7% of the Company’s outstanding shares. The parties intend that the Exchange will qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The Exchange closed on August 8, 2018.

Pursuant to the terms of the Closing Agreement, all but one of those the Company Shareholders that did not sign, and were not parties to, the Exchange Agreement became parties to the Closing Agreement upon execution of the Closing Agreement, as though original parties to the Exchange Agreement.

Following the closing of the Exchange, the Recall intends to complete a reverse stock split of the Company’s common stock on such terms as determined by the Company’s board of directors, currently contemplated to be a 1-for-25 reverse stock split, pursuant to which each 25 issued and outstanding shares of Recall common stock will be exchanged and combined into one new share of Recall common stock, with any resulting fractional shares to be rounded up the nearest whole share of common stock, and with the authorized shares of Recall common stock not being adjusted. Assuming that the Reverse Split is consummated at the currently contemplated 1-for-25 structure, and assuming that the Series X Stock has not been converted into Recall common stock prior to the Reverse Split occurring, following the Reverse Split each share of Series X Stock will be convertible into 0.5688 shares of Recall common stock.

In the Closing Agreement, the parties acknowledged and agreed that the Recall did not have, as of the closing date of the Exchange, sufficient shares of Recall common stock authorized to enable conversion of all of the shares of Series X Stock issued in the Exchange. Following the closing, in the event that following the Reverse Split, Recall still does not have sufficient shares of common stock authorized so as to enable the conversion of all of the shares of Series X Stock to be issued hereunder Recall will use its commercially reasonable efforts to effect an amendment of the Recall’s articles of incorporation to increase the authorized shares of common stock. The conversion of the Series X Stock into common stock will occur automatically upon such an authorized share increase.

F-12

Pursuant to the terms of the Closing Agreement, in any vote of Recall’s shareholders required to effect the Reverse Split or an authorized share increase, the Company’s Shareholders agreed to vote all shares of Recall common stock and Series X Stock held by them “for” approval of the Reverse Split, the authorized share increase and any amendments of the Recall’s articles as required in connection therewith.

Recall also agreed to use its commercially reasonable efforts to register shares of Recall’s common stock issued upon conversion of the Series X Stock upon completion of the authorized share increase in an amount not to exceed 30% of the total outstanding shares of stock, or such amount as the SEC requires in order to qualify as a re-sale registration, to be apportioned among the EAI Shareholders pro rata.

In January 2018, the Company completed the sale of 50,000 shares of common stock at $0.667 per share for total net proceeds of $33,290.

In January 2018, the Company completed the sale of 100,000 shares of common stock at $0.75 per share for total net proceeds of $75,000.

In January 2018, the Company completed the sale of 37,710 shares of common stock at $0.667 per share for total net proceeds of $25,000.

In June 2018, the Company increased the number of authorized common shares, par value of $0.001, from 1 million to 50 million.

Acquisition of Pulse Evolution Corp

In October 2017, we issued a public offer, to accredited investors of Pulse Evolution Corporation (OTC: PLFX), who are holders of their common stock and preferred stock, to purchase a majority interest in the Company, at prices of $0.62 per share for restricted common shares, and equivalents, and $1.10 per share for unrestricted common shares, such consideration proposed to be delivered based on a share exchange between our shareholders and the purchaser. Our CEO, Mr. John Textor, was formerly the CEO of Pulse Evolution Corporation until his resignation from that company in July 2017

In November 2017, we announced that holders of the PLFX common stock, representing more than 50% of the ownership of Pulse Evolution Corporation, had indicated their intent to exchange their shares with the purchaser, indicating a possible change of control of the Company and, potentially, material changes to our board of directors.

By August 6, 2018, we had acquired approximately 58% of PLFX common stock.

On August 8, 2018, we were acquired by Recall Studios Inc. (see Recall Studios 8-K dated August 16, 2018 for further details related to their acquisition of our company)

F-13